Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139671 on Form S-8 of our report dated March 11, 2008, relating to the financial statements and financial statements schedules of Microfield Group, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Microfield Group, Inc. for the year ended December 29, 2007.

/s/ RBSM LLP

Mc Lean, Virginia
March 28, 2008